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                                                                    Exhibit 99.1


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                                      PROXY
                        CROSS MEDIA MARKETING CORPORATION
               SPECIAL MEETING OF STOCKHOLDERS -- OCTOBER 24, 2001

The undersigned hereby constitutes and appoints Ronald Altbach and Chet Borgida, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Special Meeting of Stockholders of Cross Media Marketing Corporation to be held on the 24th day of October, 2001, and at any postponement or adjournment thereof, and to vote all shares of the Cross Media Marketing Corporation common stock which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE CROSS MEDIA MARKETING CORPORATION PROXY STATEMENT.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CROSS MEDIA MARKETING
CORPORATION

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)



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[X] PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR APPROVAL OF THE PROPOSAL.

The undersigned hereby acknowledges receipt of Cross Media's Notice of Cross Media's Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus relating thereto.


PROPOSAL 1: To adopt the Amended and Restated Agreement and Plan of Merger dated August 20, 2001 whereby LifeMinders, Inc. will be merged with and into Cross Media, all as more fully described in the accompanying joint proxy statement/prospectus.

                        FOR [ ] AGAINST [ ] ABSTAIN [ ]

PROPOSAL 2: To adopt the amendment and restatement of Cross Media's Certificate of Incorporation, all as more fully described in the accompanying joint proxy statement/prospectus.

                        FOR [ ] AGAINST [ ] ABSTAIN [ ]

PROPOSAL 3: To adopt an amendment to the 1998 Stock Option Plan, all as more fully described in the joint proxy statement/prospectus.

                        FOR [ ] AGAINST [ ] ABSTAIN [ ]

SIGNATURE  ___________________________________________ DATE ______, 2001

SIGNATURE  ___________________________________________ DATE ______, 2001
It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.


PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.